                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-A
                          ___________________________

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                Radio One, Inc.
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             (Exact name of registrant as specified in its charter)

                 Delaware                               52-1166660
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


5900 Princess Garden Parkway, 8th Floor, Lanham, MD                   20706
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(Address of principal executive offices)                            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class   Name of each exchange on which
 to be so registered   each class is to be registered
---------------------  ------------------------------
        None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-74351
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Securities to be registered pursuant to Section 12(g) of the Act:

               Class A Common Stock, par value $0.001 per share
               ------------------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered:
------

A complete description of the Class A Common Stock, par value $0.001 per share, of Radio One, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-74351) filed by the Registrant with the Securities and Exchange Commission on May __, 1999, as amended from time to time. Such description is hereby incorporated by reference.

Item 2.   Exhibits
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
Exhibit No.                              Description
-----------                              -----------
3.1/(1)/        Certificate of Incorporation of Radio One, Inc.
3.2/(1)/        Amended and Restated By-laws of Radio One, Inc.
4.1             Specimen Certificate for shares of Class A Common Stock, $0.001 par value, of Radio One, Inc.

(1) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    RADIO ONE, INC.



                                    By: /s/ Alfred C. Liggins, III
                                        ________________________________
                                        Name: Alfred C. Liggins, III
                                        Title: President and
                                               Chief Executive Officer

Date:  May 4, 1999

                                 EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
3.1/(1)/        Certificate of Incorporation of Radio One, Inc.
3.2/(1)/        Amended and Restated By-laws of Radio One, Inc.
4.1             Specimen Certificate for shares of Class A Common Stock, $0.001 par value, of Radio One, Inc.

(1) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).